SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):   September 9, 2004   (September 2, 2004)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

                         (314) 863-1100
(Registrant's telephone number)

Item 8.01     Other Events

On September 2, 2004, the Company announced the appointment of Ames B. Flynn to the newly-created position of Vice-President, Logistics and Chief Information Officer of the Company, effective October 4, 2004.

On September 3, 2004, Michael K. Dugan, Chairman and Chief Executive Officer of Henredon Furniture Industries, Inc., announced that he will retire from active service with Henredon, a wholly-owned subsidiary of the Company, on October 30, 2004. The Company announced that Stephen K. McKee will be promoted to President and Chief Executive Officer of Henredon upon Mr. Dugan's retirement.

On September 8, 2004, the Company announced that it expects third quarter 2004 earnings per share on a diluted basis to be in the $0.36 to $0.38 range, the upper end of the range given at the end of July.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

99(a) Press Release, dated September 2, 2004

99(b) Press Release, dated September 3, 2004

99(c) Press Release, dated September 8, 2004

SIGNATURE

        Pursuant  to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:   September 9, 2004